Exhibit 23.4




                       CONSENT OF MENDLOWITZ WEITSEN, LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-18899) pertaining to the Outside Directors Stock Option Plan of Specialty Teleconstructors, Inc. of our reports dated March 3, 1998, with respect to the balance sheets of Miller Transmission Tower Company, Ltd. as of December 31, 1997 and 1996 and the related statements of operations, changes in partners' deficiency and cash flows for the years then ended, each included in this Report on Form 8-K/A.


                                    MENDOLWITZ WEITSEN, LLP


East Brunswick, New Jersey
July 7, 1998